Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-272147
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities, nor are they soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus Supplement dated May 23, 2023
PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 23, 2023)
$150,000,000

U.S. Physical Therapy, Inc.
Common Stock
We are offering $150,000,000 of shares of our common stock, par value $0.01 per share (“common stock”).
Our common stock is listed on the New York Stock Exchange under the symbol “USPH.” On May 22, 2023, the last reported sale price of our common stock on the New York Stock Exchange was $109.77 per share.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
(1)	We have also agreed to reimburse the underwriters for certain of their expenses in connection with this offering. See “Underwriting (Conflict of Interest).”
The underwriters may also exercise their option to purchase up to an additional $22,500,000 of shares of common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of common stock on or about    , 2023.
BofA Securities	J.P. Morgan
Jefferies
The date of this prospectus is    , 2023

PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying base prospectus and the documents incorporated by reference that are described under “Incorporation of Certain Documents by Reference” in the accompanying base prospectus and in this prospectus supplement. In the event that the information contained in this prospectus supplement differs or varies from the information contained in the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus or to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with information different from that contained in this prospectus supplement, the accompanying base prospectus and any “free writing prospectus.” If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus supplement and the accompanying base prospectus or in any document incorporated by reference herein or therein is accurate only as of the date hereof or thereof, as applicable, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our common stock by the underwriters. Our business, financial condition, results of operations and prospects may have changed since such date. If any statement in one of those documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying base prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference herein and therein may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (“PSLRA”), or in releases made by the Securities and Exchange Commission (the “SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” “scheduled to,” or other similar words, or the negative of these words or other variations of these words or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein. Please read “Risk Factors” on page S-4 of this prospectus supplement. The risk factors and other factors noted throughout this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference could cause our actual results to differ materially from those contained in any forward-looking statement.
The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and in the documents we incorporate herein and therein by reference are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and in the documents we incorporate herein and therein by reference are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and elsewhere in the documents we incorporate herein by reference. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.
S-iii

SUMMARY
This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying base prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference for a more complete understanding of this offering of shares of our common stock. Investors should carefully consider the information set forth under the section titled “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 for more information about important risks that you should consider carefully before buying our common stock.
In this prospectus supplement, unless the context otherwise requires, the terms “we,” “us,” “our” and the “Company” refer to U.S. Physical Therapy, Inc. and its consolidated subsidiaries unless the context otherwise requires.
The Company
We operate our business through two reportable business segments. Our reportable segments consist of the physical therapy operations segment and the industrial injury prevention services segment. Through our subsidiaries, we operate outpatient physical therapy clinics that provide pre-and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurological-related injuries and rehabilitation of injured workers. We also have a majority interest in businesses which are leading providers of industrial injury prevention services. Services provided in this business include onsite injury prevention and rehabilitation, performance optimization, post-offer employment testing, functional capacity evaluations and ergonomic assessments. The majority of the industrial injury prevention services are contracted with and paid for directly by employers, including a number of Fortune 500 companies. Other clients include large insurers and their contractors. These services are performed through Industrial Sports Medicine Professionals, consisting of both physical therapists and specialized certified athletic trainers (ATCs). Prior to the second quarter of 2020, we operated as a single segment. All prior year segment information has been reclassified to conform to the current segment presentation.
Physical Therapy Operations
The physical therapy operations segment primarily operates through subsidiary clinic partnerships, in which the Company generally owns a 1% general partnership interest in the Clinic Partnerships. The Company’s limited partnership interests generally range from 65% to 75% (a range of 10%-99%) in the Clinic Partnerships. The managing therapist of each clinic owns, directly or indirectly, the remaining limited partnership interest in most of the clinics (hereinafter referred to as “Clinic Partnerships”). To a lesser extent, the Company operates some clinics, through wholly-owned subsidiaries, under profit sharing arrangements with therapists (hereinafter referred to as “Wholly-Owned Facilities”).
We continue to seek to attract for employment physical therapists who have established relationships with physicians and other referral sources by offering these therapists a competitive salary and incentives based on the profitability of the clinic that they manage. For multi-site clinic practices in which a controlling interest is acquired by us, the prior owners typically continue on as employees to manage the clinic operations, retaining a non-controlling ownership interest in the clinics and receiving a competitive salary for managing the clinic operations. In addition, we have developed satellite clinic facilities as part of existing Clinic Partnerships and Wholly-Owned Facilities, with the result that a substantial number of Clinic Partnerships and Wholly-Owned Facilities operate more than one clinic location. In 2023, we intend to continue to acquire multi-clinic practices and to continue to develop outpatient physical therapy clinics as satellites in existing partnerships, along with increasing our patient volume through marketing and new programs.
Therapists at our clinics initially perform a comprehensive evaluation of each patient, which is then followed by a treatment plan specific to the injury as prescribed by the patient’s physician. The treatment plan may include a number of procedures, including therapeutic exercise, manual therapy techniques, ultrasound, electrical stimulation, hot packs, iontophoresis, education on management of daily life skills and home exercise programs. A clinic’s business primarily comes from referrals by local physicians. The principal sources of payment for the clinics’ services are managed care programs, commercial health insurance, Medicare/Medicaid and workers’ compensation insurance.
As of March 31, 2023, we operated 647 clinics in 40 states. We also manage physical therapy facilities for third parties, primarily hospitals and physicians, with 35 third-party facilities under management as of March 31, 2023.
Our Clinics
Most of our clinics are operated as Clinic Partnerships in which we own the general partnership interest and a majority of the limited partnership interests. The managing healthcare practitioner of the clinics usually owns a portion of the limited partnership interests. Generally, the therapist partners have no interest in the net losses of Clinic Partnerships, except to the extent of their capital accounts. Since we also develop satellite clinic facilities of existing clinics, most Clinic Partnerships consist of more than one clinic location. As of March 31, 2023, through wholly owned subsidiaries, we owned a 1% general partnership interest in all the Clinic Partnerships. Our limited partnership interests generally range from 65% to 75% in the Clinic Partnerships. For the vast majority of the Clinic Partnerships, the managing healthcare practitioner is a physical therapist who owns the remaining limited partnership interest in the Clinic Partnership.
For our Clinic Partnership agreements related to those in which we acquired a majority interest, generally, the prior management continues to own between a 10% to 50% interest.
Typically, each therapist partner or director, including those employed by Clinic Partnerships in which we acquired a majority interest, enters into an employment agreement for a term of up to five years with their Clinic Partnership. Each agreement typically provides for a covenant not to compete during the period of his or her employment and for up to two years thereafter. Under each employment agreement, the therapist partner receives a base salary and may receive a bonus based on the net revenues or profits generated by their Clinic Partnership or specific clinic. In the case of Clinic Partnerships, the therapist partner receives earnings distributions based upon their ownership interest. Upon termination of employment, we typically have the right to purchase the therapist’s partnership interest in Clinic Partnerships. For those Clinic Partnerships we created in connection with an acquisition, our partner also has the right to cause us to purchase their interest upon termination of their employment.
Each Clinic Partnership maintains an independent local identity, while at the same time enjoying the benefits of national purchasing, negotiated third-party payor contracts, centralized support services and management practices. Under a management agreement, one of our subsidiaries provides a variety of support services to each clinic, including supervision of site selection, construction, clinic design and equipment selection, establishment of accounting systems and billing procedures and training of office support personnel, processing of accounts payable, operational direction, auditing of regulatory compliance, payroll, benefits administration, accounting services, legal services, quality assurance and marketing support.
We provide services at our clinics on an outpatient basis. Patients are usually treated for approximately one hour per day, two to three times a week, typically for two to six weeks. We generally charge for treatment on a per procedure basis. Medicare patients are charged based on prescribed time increments and Medicare billing standards. In addition, our clinics will develop, when appropriate, individual maintenance and self-management exercise programs to be continued after treatment. We continually assess the potential for developing new services and expanding the methods of providing our existing services in the most efficient manner while providing high quality patient care.
Corporate Information
We were re-incorporated in April 1992 under the laws of the State of Nevada and have operating subsidiaries organized in various states in the form of limited partnerships, limited liability companies and wholly-owned corporations. Our principal executive office is located at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042. Our telephone number is (713) 297-7000, and our website is www.usph.com. The information on our website or on any other website is not part of this prospectus supplement, and you should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and in the documents incorporated herein and therein by reference when making a decision as to whether to buy our common stock in this offering.

THE OFFERING
Issuer
U.S. Physical Therapy, Inc.
Shares of common stock offered
$150,000,000 of shares.
Option to purchase additional shares
The underwriters also have the option to purchase up to an additional $22,500,000 of shares from us within 30 days from the date of this prospectus supplement.
Shares of common stock outstanding after this offering
    shares (or     shares if the underwriters exercise their option to purchase additional shares in full).
Use of proceeds
We intend to use the net proceeds of this offering for repayment of a portion of our indebtedness outstanding under our revolving credit facility, and for general corporate purposes, including future acquisitions and other capital expenditures, as well as funding working capital and paying dividends. Please read “Use of Proceeds.”
Because an affiliate of BofA Securities, Inc. is a lender under our revolving credit facility (the “Revolving Credit Facility”), and will receive 5% or more of the net proceeds of this offering, due to the repayment of borrowings under the Revolving Credit Facility, BofA Securities, Inc., an underwriter in this offering, is deemed to have a “conflict of interest” under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with the offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. See “Use of Proceeds” and “Underwriting (Conflict of Interest).”
NYSE symbol
“USPH”
Risk factors
You should carefully consider the “Risk Factors” on page S-4 of this prospectus supplement and in the documents incorporated by reference herein before making an investment in our common stock.
The number of shares of our common stock that will be outstanding immediately after this offering is based on 13,062,583 outstanding as of March 31, 2023 including 160,274 shares of unvested restricted stock, and excludes:
•	521,497 additional shares of our common stock available for future issuance under our Amended and Restated 2003 Stock Option Plan; and
•	2,214,737 shares of treasury stock.
At March 31, 2023, we had reserved approximately 521,497 shares for future equity grants.
Except as otherwise noted, all information in this prospectus supplement assumes that the underwriters’ option to purchase additional shares is not exercised in this offering.

RISK FACTORS
Investing in shares of our common stock involves a high degree of risk. Before investing, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings we make with the SEC. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer, and you could lose your investment in us.
Risks Related to this Offering and Our Common Stock
If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.
Investors purchasing common stock in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share. As a result, investors purchasing common stock in this offering will incur immediate dilution of $   per share (or $   per share if the underwriters exercise their option to purchase additional shares in full), representing the difference between the public offering price of $   and our as adjusted net tangible book value as of March 31, 2023. To the extent outstanding options to purchase shares of our common stock are exercised, new investors may incur further dilution.
Because our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.
Our management will have broad discretion in the application of the net proceeds from this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. It is possible that we may invest the proceeds in a way that does not yield a favorable, or any, return for us. Pending their use, we may invest our cash, cash equivalents, and investments, including the net proceeds from this offering, in a manner that does not produce income or that loses value. See “Use of Proceeds.”
If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our common stock or if our operating results do not meet their expectations, our stock price could decline.
The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our company downgrades our common stock or if our operating results do not meet their expectations, our stock price could decline.
Issuance of shares in connection with financing transactions or under stock incentive plans will dilute current stockholders.
Pursuant to our stock incentive plans, our Compensation Committee of our Board of Directors, consisting solely of independent directors, is authorized to grant stock awards to our employees, directors and consultants. Shareholders will incur dilution upon the exercise of any outstanding stock awards or the grant of any restricted stock. In addition, if we raise additional funds by issuing additional common stock, or securities convertible into or exchangeable or exercisable for common stock, further dilution to our existing stockholders will result, and new investors could have rights superior to existing stockholders.
Future sales of our common stock in the public market, or the perception that such sales could occur, could cause our stock price to fall.
At March 31, 2023, we had reserved approximately 521,497 shares for future equity grants. We may issue additional restricted securities or register additional shares of common stock under the Securities Act of 1933, as amended (the “Securities Act”), in the future. The issuance of a significant number of shares of common stock upon the exercise of stock options or the availability for sale, or sale, of a substantial number of the shares of common stock eligible for future sale under effective registration statements, under Rule 144 or otherwise, could adversely affect the market price of the common stock.

Additionally, we are not restricted from issuing additional shares of common stock, or securities convertible into common stock, under a registration statement declared effective by the SEC. We cannot predict the size of future issuances of our common stock. However, one or more large issuances of our common stock, or securities convertible into our common stock, may adversely affect the prevailing market price of our common stock.
Provisions in our articles of incorporation and bylaws could delay or prevent a change in control of our company, even if that change would be beneficial to our stockholders.
Certain provisions of our articles of incorporation and bylaws may delay, discourage, prevent or render more difficult an attempt to obtain control of our company, whether through a tender offer, business combination, proxy contest or otherwise. These provisions include the charter authorization of “blank check” preferred stock and a restriction on the ability of stockholders to call a special meeting.

USE OF PROCEEDS
We estimate the net proceeds from this offering will be approximately $   million (or approximately $   million if the underwriters exercise in full their option to purchase additional shares), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for repayment of a portion of our indebtedness outstanding under our revolving credit facility, and for general corporate purposes, including future acquisitions and other capital expenditures, as well as funding working capital and paying dividends. We may also use a portion of the net proceeds from this offering to acquire businesses that complement our business. However, we do not have binding agreements or commitments for any acquisitions or investments outside the ordinary course of business at this time. The revolving credit facility is provided under the Third Amended and Restated Credit Agreement dated June 17, 2022 among Bank of America, N.A., as administrative agent and the lenders from time-to-time party thereto (the “Credit Agreement”), matures on June 17, 2027 and bears interest at Term SOFR as defined in the Credit Agreement plus an applicable margin or, at our option, an alternate base rate plus an applicable margin. Currently, our interest rate including the applicable margin is 6.82%. As of March 31, 2023, we have approximately $38.0 million of indebtedness outstanding under our revolving credit facility.
The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. Pending application of the remaining net proceeds of this offering as described above, we intend to invest the remaining net proceeds in short-term, investment-grade, interest bearing instruments.

DIVIDEND POLICY
We have historically paid dividends on our common stock. On February 21, 2023, our board of directors declared a dividend of $0.43 per share which was paid on April 7, 2023 to shareholders of record as of March 10, 2023. On May 2, 2023, our board of directors declared a dividend of $0.43 per share which will be paid on June 9, 2023 to Shareholders of record as of May 18, 2023. During 2022, we paid a quarterly dividend of $0.41 per quarter, totaling $1.64 per share for the year, which amounted to total aggregate cash payments of dividends to holders of our common stock in 2022 of approximately $21.3 million. We are currently restricted from paying dividends on our common stock in excess of $50,000,000 in any fiscal year on our common stock under the Credit Agreement. The payment of future dividends on our common stock is subject to the discretion of our board of directors, which will consider, among other factors, our operating results, overall financial condition, credit-risk considerations and capital requirements, as well as general business and market conditions.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder's particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons subject to an alternative minimum tax;
•	persons whose functional currency is not the U.S. dollar;
•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers or traders in securities;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	“qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds);
•	tax-qualified retirement plans; and
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the common stock being taken into account in an applicable financial statement.
If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A “U.S. person” for purposes of the foregoing is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
As described in the section entitled “Dividend Policy,” we have historically made distributions (paid dividends) on our common stock. Such distributions constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder's adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to us or our paying agent prior to the payment of dividends a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition
Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Additional Withholding Tax on Payments Made to Foreign Accounts,” a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•
our common stock constitutes a United States real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain realized from the disposition, which may generally be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder's holding period. If we were to become a USRPHC and our common stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant disposition by a Non-U.S. holder occurs, such Non-U.S. holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-FBEN-E). If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
On December 18, 2018, the Treasury Department issued proposed Treasury Regulations (Reg. 132881-17) which removed the requirement to withhold on the gross proceeds arising from sales or other dispositions of securities issued by a U.S. corporation. Therefore, no withholding under Section 1471 of the Code should apply to payments of gross proceeds from the sale or other disposition of our common stock under the proposed Treasury Regulations. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Withholding under FATCA generally applies to payments of dividends on our common stock to Non-U.S. Holders, unless the Non-U.S. Holder furnishes evidence of an exception described in the preceding paragraph.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING (CONFLICT OF INTEREST)
BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.
Underwriter	Number of Shares
BofA Securities, Inc.
J.P. Morgan Securities LLC
Jefferies LLC
Total
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $    per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$
The expenses of the offering, not including the underwriting discount, are estimated at $    and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $25,000.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to $22,500,000 of additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities
We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus without first obtaining the written consent of BofA Securities, Inc. and J.P. Morgan Securities LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly
•	offer, pledge, lend, sell or contract to sell any common stock,
•	sell any option or contract to purchase any common stock,
•	purchase any option or contract to sell any common stock,
•	grant any option, right or warrant for the sale of any common stock,
•	lend or otherwise dispose of or transfer any common stock,
•	request or demand that we file a registration statement related to the common stock,
•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, or

•	publicly disclose the intention to do any of the foregoing.
This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
New York Stock Exchange Listing
The shares are listed on the New York Stock Exchange under the symbol “USPH.”
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Conflict of Interest
Because an affiliate of BofA Securities, Inc. is a lender under our Revolving Credit Facility, and will receive 5% or more of the net proceeds of this offering, due to the repayment of borrowings under the Revolving Credit Facility, BofA Securities, Inc., an underwriter in this offering, is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with the offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. BofA Securities, Inc. will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no offer of shares which are the subject of this offering has been, or will be, made to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require the Issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (“UK”), no offer of shares which are the subject of this offering has been, or will be, made to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;
b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.	at any time in other circumstances falling within section 86 of the FSMA, provided that no such offer of shares shall require the Issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law; or
(d)	as specified in Section 276(7) of the SFA.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas. The validity of issuance of the offered securities and other matters arising under Nevada law are being passed upon by Woodburn and Wedge, Reno, Nevada. Certain legal matters with respect to the common stock will be passed upon for the underwriters by Latham & Watkins LLP.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Our filings are available to the public at the SEC’s website at www.sec.gov. We maintain a website at www.usph.com. On the Investor Relations page of that site, we provide access to our SEC filings free of charge as soon as reasonably practicable after filing with the SEC. The information on our website or any other website is not incorporated in this prospectus supplement or the accompanying base prospectus by reference and you should not consider it a part of this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus supplement is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of or incorporated by reference into the registration statement.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to the documents containing such information. Information incorporated by reference is considered to be part of this prospectus supplement. Any statement contained in this prospectus supplement or a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other document subsequently filed with the SEC that is incorporated by reference in this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You should not assume that the information in this prospectus supplement is current as of any date other than the date on the front page of this prospectus supplement.
We incorporate by reference the documents listed below and future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until the offering described in this prospectus supplement is completed or is otherwise terminated, in each case excluding any information “furnished” pursuant to Item 2.02 or Item 7.01, or any corresponding information “furnished” under Item 9.01, of any Current Report on Form 8-K or other information “furnished” to the SEC which is not deemed “filed,” unless we specifically provide that such “furnished” information is to be incorporated by reference:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, and portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2023, incorporated by reference therein (File No. 001-11151);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 5, 2023, (File No. 001-11151);
•	A description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 10, 2012 (File No. 001-11151); and
•
Our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on February 23, 2023, March 1, 2023, March 8, 2023, May 5, 2023, and May 17, 2023 (File No. 001-11151) (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K).

This prospectus supplement incorporates documents by reference that are not delivered with this prospectus supplement. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to U.S. Physical Therapy, Inc., 1300 Sam Houston Parkway South, Suite 300, Houston, Texas 77042, Attention: Corporate Secretary, telephone number: (713) 297-7000.

PROSPECTUS

U.S. PHYSICAL THERAPY, INC.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units
We may offer from time to time shares of our common stock, shares of our preferred stock, depositary shares, warrants, subscription rights, purchase contracts and units.
We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
Our common stock is quoted on the New York Stock Exchange (the “NYSE”) under the symbol “USPH.” The last reported sale price of our common stock on May 19, 2023 was $113.87 per share.
We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.
Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 23, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.
You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
ii

U.S. PHYSICAL THERAPY, INC.
As used in this prospectus, the terms “we,” “us,” “our,” the “Company” and “USPH” mean U.S. Physical Therapy, Inc., a Nevada corporation, and its consolidated subsidiaries, unless the context indicates otherwise.
We operate our business through two reportable business segments. Our reportable segments consist of the physical therapy operations segment and the industrial injury prevention services segment. Through our subsidiaries, we operate outpatient physical therapy clinics that provide pre-and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurological-related injuries and rehabilitation of injured workers. We also have a majority interest in businesses which are leading providers of industrial injury prevention services. Services provided in this business include onsite injury prevention and rehabilitation, performance optimization, post-offer employment testing, functional capacity evaluations and ergonomic assessments. The majority of the industrial injury prevention services are contracted with and paid for directly by employers, including a number of Fortune 500 companies. Other clients include large insurers and their contractors. These services are performed through Industrial Sports Medicine Professionals, consisting of both physical therapists and specialized certified athletic trainers (ATCs).
Our principal executive offices are located at 1300 Sam Houston Parkway South, Suite 300, Houston, Texas 77042. Our telephone number is (713) 297-7000.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and in the documents we incorporate by reference herein may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (“PSLRA”), or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” “scheduled to,” or other similar words, or the negative of these words or other variations of these words or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus and the documents we incorporate by reference herein. Please read “Risk Factors” beginning on page 3 of this prospectus. The risk factors and other factors noted throughout this prospectus and in the documents incorporated by reference could cause our actual results to differ materially from those contained in any forward-looking statement.
The forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described under the heading “Risk Factors” in this prospectus and elsewhere in the documents we incorporate herein by reference. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our annual, quarterly and other reports, proxy statements and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.usph.com. Our filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those filings are electronically filed with or furnished to the SEC. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.usph.com. Information on or accessible from the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, and portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2023, incorporated by reference therein (File No. 001-11151);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 5, 2023, (File No. 001-11151);
•	A description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 10, 2012 (File No. 001-11151); and
•
Our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on February 23, 2023, March 1, 2023, March 8, 2023, May 5, 2023, May 11, 2023 and May 17, 2023 (File No. 001-11151) (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, on any Current Report on Form 8-K) after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus incorporates documents by reference that are not delivered with this prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to U.S. Physical Therapy, Inc., 1300 Sam Houston Parkway South, Suite 300, Houston, Texas 77042, Attention: Corporate Secretary, telephone number: (713) 297-7000.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, and our subsequent SEC filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF CAPITAL STOCK
As of March 31, 2023, our authorized capital consisted of 20,000,000 shares of common stock, of which 15,277,320 shares were issued and outstanding, and 500,000 shares of undesignated preferred stock, none of which were outstanding.
In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and bylaws. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find More Information.”
Common Stock
Each holder of the common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative voting rights. In the event of our liquidation, dissolution or winding up, holders of the common stock would be entitled to share in our assets remaining after the payment of our debts and liabilities. Holders of the common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
The common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Holders of the common stock do not have preemptive or other rights to subscribe for or purchase additional of our securities. Certain provisions of our articles of incorporation and bylaws may delay, discourage, prevent or render more difficult an attempt to obtain control of us, whether through a tender offer, business combination, proxy contest or otherwise. These provisions include the charter authorization of “blank check” preferred stock (as described below) and a restriction on the ability of stockholders to call a special meeting.
Preferred Stock
The Board is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including:
•	the designation of the series and the number of shares to constitute the series;
•
the dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative;

•	whether the shares of the series shall be subject to redemption by the Company and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;
•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;
•
whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of our stock, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

•	the extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;
•	the restrictions, if any, on the issue or reissue of any additional preferred stock; and
•	rights of the holders of the shares of the series upon our dissolution, liquidation, or winding up.
The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the SEC in connection with an offering of preferred stock.
The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, the Board may determine not to seek stockholder approval.
Although the Board has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue shares based on its judgment as to our best interests and the best interests of our stockholders. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our stockholders might believe to be in their best interests or that might result in stockholders receiving a premium for their stock over the then current market price of the stock.
Listing
Our common stock is quoted on the NYSE under the symbol “USPH.”
Transfer Agent and Registrar
Continental Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.
Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Redemption of Depositary Shares
If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.
Voting
Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.
Amendment of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.
Miscellaneous
We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.
Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary; Termination of the Deposit Agreement
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase preferred stock, common stock, depositary shares, purchase contracts or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.
General
If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:
•	the offering price;
•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the dates or periods during which the warrants can be exercised;
•	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;
•	any special tax implications of the warrants or their exercise;
•	any antidilution provisions of the warrants;
•	any redemption or call provisions applicable to the warrants; and
•	any other terms of the warrants.
Transfers and Exchanges
A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.
Exercise
Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.
After this time, unless we have extended the expiration date, the unexercised warrants will be void.
Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:
•	warrant certificates properly completed; and
•	payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.
No Rights of Security Holder Prior to Exercise
Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.
Title
We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.
To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:
•	the date of determining the securityholders entitled to the subscription rights distribution;
•	the price, if any, for the subscription rights;
•	the exercise price payable for the common stock, preferred stock, depositary shares or other securities upon the exercise of the subscription right;
•	the number of subscription rights issued to each securityholder;
•	the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;
•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;
•	the extent to which the subscription rights are transferable;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;
•	any applicable federal income tax considerations; and
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.
If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:
•	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;
•
the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;
•
the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

•
whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

•	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;
•
the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

•
the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, subscription rights, purchase contracts or any combination of such securities. The applicable prospectus supplement will describe:
•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;
•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
We may issue the warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.
The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.
Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.
Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.
So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.
Any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the warrant agents, the unit agents or any of our other agents or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

PLAN OF DISTRIBUTION
We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of subscription rights that may be distributed to security holders. We may use these methods in any combination.
We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:
•	the name or names of any underwriters, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.
The distribution of securities may be effected, from time to time, in one or more transactions, including:
•	block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
By Underwriters
We may use an underwriter or underwriters in the offer or sale of our securities.
•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.
•
We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.
We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:
•
to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

•
to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.
The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.
By Dealers
We may use a dealer to sell our securities.
•	If we use a dealer, we, as principal, will sell our securities to the dealer.
•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
By Agents
We may designate agents to solicit offers to purchase our securities.
•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.
•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.
•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.
By Delayed Delivery Contracts
We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
•
If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.
•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.
Direct Sales
We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.
General Information
Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities

Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Each series of securities offered by this prospectus (other than common stock) may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.
Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.
Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas. The validity of issuance of the offered securities and other matters arising under Nevada law are being passed upon by Woodburn and Wedge, Reno, Nevada. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

$150,000,000

Common Stock
P R O S P E C T U S S U P P L E M E N T
BofA Securities
J.P. Morgan
Jefferies
   , 2023